Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Bionomics Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Ordinary Shares, no par value(1)	Rule 457(o)	47,179(2)	$7.80(3)	$367,996.20 (3)	0.00011020	$40.56(4)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$367,996.20(3)		$40.56
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$40.56

(1)

American Depositary Shares (which we refer to as “ADSs”) issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-261582), which was declared effective on December 15, 2021. Each ADS represents 180 ordinary shares.

(2)

Represents only the additional number of ordinary shares represented by ADSs being registered and includes additional ordinary shares represented by 6,153 ADSs that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-268341) (“Prior Registration Statement”).

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)

The Registrant previously registered ordinary shares represented by 690,000 ADSs with an aggregate offering price not to exceed $5,720,100 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on November 15, 2022. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $367,996.20 are hereby registered, which includes ordinary shares represented by ADSs that the underwriters have the option to purchase.